Exhibit 99.1

NEWS RELEASE

LITTELFUSE REPORTS THIRD QUARTER RESULTS

CHICAGO, November 3, 2016 – Littelfuse, Inc. (NASDAQ:LFUS) today reported financial results for the third quarter ended October 1, 2016.

Third Quarter Highlights

All comparisons are to the prior year period unless otherwise noted. A reconciliation of non-GAAP (adjusted) financial measures used in this release to the comparable GAAP financial measures is included below.

●

Sales for the third quarter of 2016 were $280.3 million, a 30% increase. Excluding revenue from acquisitions, sales increased 2%, led by strong growth in the automotive segment partially offset by end market softness in the industrial segment.

●

GAAP earnings for the third quarter of 2016 were $1.35 per diluted share. The third quarter GAAP effective tax rate of (1.2%) included a year-to-date adjustment to a 15.6% effective tax rate. Included in GAAP earnings were $17.4 million of pretax special charges. The primary item was $14.8 million in pretax non-cash impairment charges related to the custom business within the industrial segment, due to continued end market softness in the potash mining market.

●

Excluding special items, adjusted earnings for the third quarter of 2016 were $1.87 per diluted share, representing a 31% increase. The third quarter adjusted effective tax rate of 11.2% included a year-to-date adjustment to an 18% adjusted effective tax rate.

●	Highlights by segment included:

o	Electronics sales increased 44% (4% excluding revenue from acquisitions), led by higher fuse and sensor sales.
o	Automotive sales increased 31% (7% excluding revenue from acquisitions), driven by strong growth in Asia.
o	Industrial sales decreased 16% primarily due to weakness in solar, mining, and oil and gas end markets.

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●	The electronics book-to-bill ratio for the third quarter of 2016 was 0.99, which excludes the ON product portfolio acquisition.
●	Cash provided by operating activities was $64.7 million for the third quarter of 2016 compared to $51.6 million for the third quarter of 2015.
●

Capital expenditures for the third quarter of 2016 increased to $14.3 million compared to $8.6 million in the prior year. The increase was primarily due to capital spending for new acquisitions and integration related activities.

●	As announced on October 25th, the company completed the sale of its portable electrical house (e-house) business, which was included in the company’s custom business within the industrial segment.

"We’re very pleased with our third quarter performance, led by our electronics and automotive segments as well as a sustained reduction in our tax rate," said Gordon Hunter, chief executive officer. "While we continued to face end market weakness across our industrial business, we took further action this quarter to improve profitability. On the acquisition front, we’re ahead of our initial expectations with the PolySwitch integration, and off to a strong start with the ON product portfolio.”

Outlook

All comparisons are to the prior year period unless otherwise noted. Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, impairment and severance charges, foreign exchange adjustments and unusual gains and losses. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

"Order rates in electronics have been strong going into the fourth quarter. However, we expect organic revenue growth to be flat in automotive due to the planned customer transitions in our automotive sensor business,” said Hunter.  “We’re continuing to take action to improve profitability in our industrial segment, as we expect weakness in our industrial end markets to continue into next year.”  The outlook for the fourth quarter of 2016 is as follows:

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Total sales are expected to be in the range of $270 million to $280 million. This represents approximately 24% revenue growth at the midpoint. Excluding acquisitions, the effects of the e-house business sale and the fourth quarter 2015 extra week, this represents approximately 3% revenue growth at the midpoint.

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●	Adjusted earnings are expected to be in the range of $1.45 to $1.59 per diluted share, excluding special items.
●	The adjusted effective tax rate is expected to be 18% for the fourth quarter and full year 2016.

Conference Call and Webcast Information

Littelfuse will host a conference call today, Thursday, November 3, 2016, at 10:00 a.m. Central / 11:00 a.m. Eastern time to discuss the results. The call will be broadcast live over the Internet and can be accessed through the company’s website: www.littelfuse.com. The call will be available for replay on the company’s website.

About Littelfuse

Founded in 1927, Littelfuse is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 10,000 employees in more than 40 locations throughout the Americas, Europe and Asia. For more information, please visit the Littelfuse website: Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions and other risks which may be detailed in the company's other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended January 2, 2016. For a further discussion of the risk factors of the company, please see Item 1A. "Risk Factors" to the company's Annual Report on Form 10-K for the year ended January 2, 2016.

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Non-GAAP Financial Measures

The information included in this press release includes the non-GAAP financial measures of adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, and adjusted effective tax rate. These non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included herein.

The company believes that adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations. The company believes that these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

CONTACT: Meenal Sethna

Executive Vice President and CFO

(773) 628-0616

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LFUS-F

LITTELFUSE, INC.

Net Sales and Operating Income by Business Unit

(In thousands of USD, unaudited)

	Third Quarter			Year-to-Date
	2016	2015	% Change	2016	2015	% Change

Net Sales
Electronics	$147,730	$102,616	44%	$378,696	$307,549	23%
Automotive	106,341	81,475	31%	309,644	251,464	23%
Industrial	26,260	31,419	(16%)	83,301	88,831	(6%)

Total net sales	$280,331	$215,510	30%	$771,641	$647,844	19%

	Third Quarter			Year-to-Date
	2016	2015	% Change	2016	2015	% Change

Operating Income/(Expense)
Electronics	$34,571	$20,923	65%	$82,246	$61,755	33%
Automotive	15,032	15,253	(1%)	48,997	39,123	25%
Industrial	57	5,781	(99%)	3,758	13,220	(72%)
Other (1)	(22,134)	(33,373)	(34%)	(45,345)	(39,795)	14%

Total operating income	$27,526	$8,584	221%	$89,656	$74,303	21%

Interest expense	2,571	922		6,286	3,021
Impairment and equity in net loss of unconsolidated affiliate	-	-		-	-
Foreign exchange (gain) loss	(4,700)	(3,549)		(7,114)	(1,724)
Other (income) expense, net	(778)	(1,430)		(1,040)	(3,758)

Income before taxes	$30,433	$12,641	141%	$91,524	$76,764	19%

(1) "Other" typically includes special items such as acquisition-related costs, restructuring costs, asset impairments, and gains and losses on asset sales. (See Supplemental Financial Information for details on page 8.)

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LITTELFUSE, INC.

Condensed Consolidated Balance Sheets

(In thousands of USD, except share amounts)

	October 1, 2016	January 2, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$194,494	$328,786
Short-term investments	3,961	4,179
Accounts receivable, less allowances	205,211	142,882
Inventories	121,616	98,629
Prepaid income taxes and income taxes receivable	14,344	1,510
Prepaid expenses and other current assets	15,543	7,943
Total current assets	555,169	583,929
Property, plant and equipment:
Land	10,044	5,236
Buildings	83,441	71,383
Equipment	439,430	382,429
	532,915	459,048
Accumulated depreciation	(309,062)	(296,480)
Net property, plant and equipment	223,853	162,568
Intangible assets, net of amortization:
Patents, licenses and software	88,322	20,221
Distribution network	19,566	16,490
Customer lists, trademarks and tradenames	116,684	54,912
Goodwill	409,527	189,767
	634,099	281,390
Investments	14,974	15,197
Deferred income taxes	17,151	8,333
Other assets	12,857	14,058
Total assets	$1,458,103	$1,065,475

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$81,382	$51,658
Accrued payroll	39,517	32,611
Accrued expenses	48,713	24,145
Accrued severance	3,420	3,798
Accrued income taxes	8,622	11,836
Current portion of long-term debt	6,250	87,000
Total current liabilities	187,904	211,048
Long-term debt, less current portion	434,206	83,753
Deferred income taxes	7,345	8,014
Accrued post-retirement benefits	6,235	5,653
Other long-term liabilities	19,037	17,755
Total equity	803,376	739,252
Total liabilities and equity	$1,458,103	$1,065,475

Common shares issued and outstanding of 22,643,816 and 22,420,785 at October 1, 2016 and January 2, 2016, respectively.

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LITTELFUSE, INC.

Consolidated Statements of Comprehensive Income

(In thousands of USD, except per share data, unaudited)

	For the Three Months Ended		For the Nine Months Ended

	Oct. 1, 2016	Sept. 26, 2015	Oct. 1, 2016	Sept. 26, 2015

Net sales	$280,331	$215,510	$771,641	$647,844

Cost of sales	166,572	129,328	472,861	400,051

Gross profit	113,759	86,182	298,780	247,793

Selling, general and administrative expenses	56,589	37,002	150,047	112,119
Research and development expenses	10,403	7,479	30,884	22,224
Pension settlement expenses	-	30,194	-	30,194
Amortization of intangibles	4,432	2,923	13,384	8,953
Impairment of goodwill and intangible assets	14,809	-	14,809	-
	86,233	77,598	209,124	173,490

Operating income	27,526	8,584	89,656	74,303

Interest expense	2,571	922	6,286	3,021
Foreign exchange (gain) loss	(4,700)	(3,549)	(7,114)	(1,724)
Other (income) expense, net	(778)	(1,430)	(1,040)	(3,758)

Income before income taxes	30,433	12,641	91,524	76,764
Income taxes	(369)	1,317	14,281	16,761

Net income	$30,802	$11,324	$77,243	$60,003

Net income per share:
Basic	$1.36	$0.50	$3.43	$2.65
Diluted	$1.35	$0.50	$3.41	$2.64

Weighted average shares and equivalent shares outstanding:
Basic	22,578	22,581	22,515	22,623
Diluted	22,734	22,693	22,675	22,771

Comprehensive income	$25,888	$2,187	$67,762	$45,896

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LITTELFUSE, INC.

Consolidated Statements of Cash Flows

(In thousands of USD, unaudited)

	For the Nine Months Ended
	Oct. 1, 2016	Sept. 26, 2015

OPERATING ACTIVITIES:
Net income	$77,243	$60,003
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24,841	22,154
Amortization of intangibles	13,384	8,952
Impairment of intangible assets and goodwill	14,809	-
Loss on sale of product line	1,391	-
Stock-based compensation	9,166	7,997
Non-cash inventory charge	7,456	-
Net loss on pension settlement, net of tax	-	19,472
Excess tax benefit on stock-based compensation	(2,272)	(1,500)
Loss on sale of assets	440	308
Changes in operating assets and liabilities:
Accounts receivable	(24,862)	(18,274)
Inventories	4,505	(4,203)
Accounts payable	7,845	4,216
Accrued expenses (including post retirement)	6,497	6,577
Accrued payroll and severance	1,388	3,598
Accrued taxes	(23,613)	4,006
Prepaid expenses and other	(18,203)	277
Net cash provided by operating activities	100,015	113,583

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(34,501)	(35,016)
Acquisition of business, net of cash acquired	(468,636)	-
Proceeds from maturities of short-term investments	345	-
Decrease in entrusted loan receivable	4,056	5,930
Proceeds from sale of assets	255	38
Net cash used in investing activities	(498,481)	(29,048)

FINANCING ACTIVITIES:
Proceeds of revolving credit facility	258,000	49,000
Proceeds of term loan	234,000	-
Payments of revolving credit facility	(97,500)	(25,000)
Payments of term loan	(119,125)	(3,750)
Payments of entrusted loan	(4,056)	(5,930)
Debt issuance costs paid	(1,701)	(42)
Cash dividends paid	(20,405)	(17,864)
Proceeds from exercise of stock options	14,581	6,186
Excess tax benefit on share-based compensation	2,272	1,500
Purchases of common stock	(3,685)	(31,252)
Net cash (used in) provided by financing activities	262,381	(27,152)

Effect of exchange rate changes on cash and cash equivalents	1,793	(18,314)

Increase in cash and cash equivalents	(134,292)	39,069
Cash and cash equivalents at beginning of period	328,786	297,571
Cash and cash equivalents at end of period	$194,494	$336,640

(1) Purchase accounting adjustment related to acquisitions.

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LITTELFUSE, INC.

Supplemental Financial Information

(in millions of USD except share amounts)

GAAP EPS Reconciliation
	Q1-16	Q2-16	Q3-16	YTD-16	Q1-15	Q2-15	Q3-15	YTD-15
GAAP diluted EPS	$0.85	$1.20	$1.35	$3.41	$0.88	$1.26	$0.50	$2.64
EPS impact of special items (below)	0.53	0.24	0.52	1.29	0.20	0.07	0.93	1.20
Adjusted diluted EPS	$1.38	$1.44	$1.87	$4.69	$1.08	$1.33	$1.43	$3.84
Year-over-year adjusted EPS growth	28%	8%	31%	22%

Non-GAAP Adjustments - (income)/expense

Reed switch manufacturing transfer costs	$1.0	$0.7	$-	$1.7	$1.0	$0.9	$1.2	$3.1
Restructuring	0.4	0.1	0.9	1.4	1.2	1.7	0.9	3.8
Acquisition expenses	6.2	6.1	5.9	18.2	0.2	0.2	0.3	0.7
Pension wind-up	-	-	-	-	0.7	0.7	30.8	32.2
Product line divestiture costs	1.6	0.3	-	1.9	-	-	0.1	0.1
Impairment of intangible assets	-	-	14.8	14.8	-	-	-	-
Purchase accounting adjustment	-	6.9	0.5	7.4	-	-	-	-
Adjustment to Operating income	9.2	14.0	22.1	45.3	3.0	3.4	33.4	39.8
Foreign exchange loss/(gain)	3.8	(6.2)	(4.7)	(7.1)	3.1	(1.3)	(3.5)	(1.7)
Adjustment to income before income taxes	$13.0	$7.8	$17.4	$38.2	$6.1	$2.1	$29.8	$38.1
Income taxes	1.0	2.3	5.7	9.0	1.5	0.5	8.6	10.6
Adjustment to net income	$12.0	$5.5	$11.7	$29.2	$4.6	$1.6	$21.2	$27.5

Total EPS impact	$0.53	$0.24	$0.52	$1.29	$0.20	$0.07	$0.93	$1.20

Operating margin / EBITDA reconciliation
	Q1-16	Q2-16	Q3-16	YTD-16	Q1-15	Q2-15	Q3-15	YTD-15

Net sales	$219.4	$271.9	$280.3	$771.6	$210.3	$222.0	$215.5	$647.8

GAAP operating income	$32.4	$29.7	$27.5	$89.7	$29.5	$36.2	$8.6	$74.3
Add back special operating items	9.2	14.0	22.1	45.3	3.0	3.4	33.4	39.8
Adjusted operating income	$41.6	$43.7	$49.6	$135.0	$32.5	$39.6	$42.0	$114.1
Adjusted operating margin	19.0%	16.1%	17.7%	17.5%	15.5%	17.8%	19.5%	17.6%

Add back amortization	3.8	5.2	4.4	13.4	3.1	2.9	3.0	9.0
Add back depreciation	7.2	8.9	8.7	24.8	7.4	7.4	7.4	22.1
Adjusted EBITDA	$52.6	$57.8	$62.7	$173.2	$43.0	$49.9	$52.4	$145.2
Adjusted EBITDA margin	24.0%	21.3%	22.4%	22.4%	20.4%	22.5%	24.3%	22.4%
Year-over-year adjusted EBITDA growth	22%	16%	20%	19%

Income tax reconciliation
	Q1-16	Q2-16	Q3-16	YTD-16	Q1-15	Q2-15	Q3-15	YTD-15

Income taxes	$7.8	$6.9	$(0.4)	$14.3	$6.4	$9.0	$1.3	$16.8
Effective rate	28.8%	20.2%	-1.2%	15.6%	24.3%	23.9%	10.4%	21.8%

Non-GAAP adjustment - income taxes	1.0	2.3	5.7	9.1	1.5	0.5	8.6	10.6

Adjusted income taxes	$8.8	$9.2	$5.3	$23.4	$7.9	$9.5	$9.9	$27.4
Adjusted effective rate	22.0%	22.0%	11.2%	18.0%	24.3%	24.0%	23.4%	23.8%

Note: Totals will not always foot due to rounding

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